                                                                          Exhibit 99.1

Almost Family, Inc. Steve Guenthner (502) 891-1000	The Ruth Group Investor Relations Nick Laudico/Zack Kubow (646) 536-7030/7020 nlaudico@theruthgroup.com zkubow@theruthgroup.com
Almost Family Reports Fourth Quarter and Full Year 2012 Results

Louisville, KY, February 27, 2013 – Almost Family, Inc. (Nasdaq: AFAM), a leading regional provider of home health nursing and personal care services, announced today its financial results for the three months and full year ended December 31, 2012.

Fourth Quarter Highlights:
•	Net service revenues of $87 million for the quarter
•	Net income was $3.7 million, or $0.40 per diluted share
•	Diluted EPS includes $0.02 for the impact of Hurricane Sandy, excluding which diluted EPS would have been $0.42
•	Visiting Nurse segment net revenues were $67 million, on 1% admission growth overall

Full Year Highlights:
•	Net service revenues were $349 million
•	Net income was $17 million, or $1.85 per diluted share
•	Visiting Nurse segment net revenues were $271 million, on 2% admission growth overall
•	Personal Care segment net revenues grew to $77 million from a combination of the Cambridge acquisition and 5% organic volume growth

Comments on Results
William Yarmuth, Chief Executive Officer, commented on the results: “All things considered, we emerge from 2012 pleased with the progress we’ve made and the position we’re in to capitalize on our future opportunities.  We weathered storms, both literally and figuratively, that have had an impact on our quarterly operating results.  We continued to make progress in our Florida operations while dealing with the ramifications of Medicare Advantage plan changes in our northern operations.”

“Looking at the year as a whole, we weathered our second straight year of Medicare rate cuts in the neighborhood of 5% and, with a keen eye on cost controls, managed to offset a meaningful portion of those cuts.  Despite all this, we increased shareholder value by paying a $2 per share special dividend at the end of December without compromising our financial capability to pursue the opportunities we see coming our way.  We enter 2013 in a very strong position with one of the strongest balance sheets in the industry.”

Fourth Quarter Financial Results
Almost Family reported fourth quarter results that included the impact of the 2012 Medicare reimbursement rate cut in the Visiting Nurse (VN) segment.  The Medicare rate cuts reduced revenue and operating income by $3.0 million and earnings per diluted share by $0.20.  A change in certain Medicare Advantage contracts we chose to renew that now pay on a per visit versus episodic basis reduced revenue by $0.7 million and earnings per diluted share by $0.03.  While total VN admissions increased approximately 1%, Medicare episodic admissions declined approximately 2% primarily as a result of those Medicare Advantage plans switching from episodic to per visit payment models.  Admissions in 2011 included approximately 300 Medicare Advantage admissions under a contract that was terminated when payment switched from episodic to per visit.

Approximately 25% of our VN segment and 20% of our PC segment operations are located in the northeastern U.S. (New Jersey, Connecticut and Massachusetts), areas impacted by Hurricane Sandy which struck in late October 2012.  Earnings per share for the fourth quarter were reduced by $0.02 as a result of business disruptions due to Hurricane Sandy primarily in our New Jersey and Connecticut markets.

Net service revenues for the fourth quarter were $86.6 million, a 3% decrease from $89.3 million reported in the fourth quarter of 2011, primarily as a result of the VN segment’s Medicare rate cut.

Net income for the fourth quarter of 2012 was $3.7 million, or $0.40 per diluted share, down from fourth quarter of 2011 net income of $5.3 million, or $0.57 per diluted share.

The effective tax rate for the fourth quarter of 2012 increased to 40.1% from 38.0% for the fourth quarter of 2011, primarily as a result of the shift of earnings to states with higher tax rates and the absence of tax credits.

Fourth Quarter Segment Results
VN segment fourth quarter results include the unfavorable impact of the Medicare rate cuts as well as the change of certain Medicare Advantage payors to per visit reimbursement.  As a result, VN segment fourth quarter net service revenues declined 4% to $67.3 million, from $69.8 million in the fourth quarter of 2011, while operating income before corporate expenses for the fourth quarter of 2012 declined to $8.7 million from $10.7 million reported for the fourth quarter of 2011.  Total admissions grew 1%, substantially all organic.  Sequential VN segment sales force expansion decreased EPS by $0.03.

Personal Care (PC) segment net service revenues declined slightly to $19.3 million in the fourth quarter of 2012 from $19.5 million in 2011, due to a 4% decline in volumes which was partially offset by higher rates per hour.  Operating income before unallocated corporate expenses decreased 25% or $0.8 million to $2.4 million in the fourth quarter of 2012 due to a combination of lower volumes and wage increases.

Full Year Ended December 31, 2012
Almost Family reported full year results that included: i) the favorable impact of a full year of operations from our Cambridge acquisition, which closed in early August of 2011, ii) the unfavorable impact of the 2012 Medicare reimbursement rate cut and iii) the unfavorable impact of the change of certain Medicare Advantage payors to per visit reimbursement for contracts we chose to renew, which lowered EPS by $0.06.  The Medicare rate cuts reduced revenue and operating income by $12.3 million and earnings per diluted share by $0.80.

Net income for 2012 was $17.3 million, or $1.85 per diluted share, down from 2011 net income of $20.8 million, or $2.22 per diluted share.  Fees and expenses related to governmental inquiries did not impact 2012, while lowering 2011 EPS by approximately $0.08.  Deal costs lowered both 2012 and 2011 EPS by approximately $0.03 and $0.04, respectively.

Full Year Segment Results
Net service revenues in the VN segment for 2012 declined to $271.5 million, a 4.3% decrease from $283.6 million in 2011, after the effect of the previously mentioned Medicare rate cut.  Total admissions grew 2%, of which all was organic.

Operating income before corporate expenses in the VN segment for 2012 was $39.4 million, a $6.3 million decrease from $45.7 million reported for 2011, primarily as a result of the impact of the Medicare rate cut, the shift of certain Medicare Advantage contracts we chose to renew to per visit reimbursement and a $0.9 million increase in bad debt provision, which were partially offset by a focused effort to reduce labor costs relative to patients served.

Primarily as a result of our Cambridge acquisition, net service revenues in the PC segment for 2012 grew 37% or $20.8 million to $77.0 million from $56.3 million 2011.  As a result, operating income before unallocated corporate expenses in the PC segment increased 16% to $10.0 million from $8.7 million 2011.

Conference Call
A conference call to review the results will begin at 11:00 a.m. ET on February 27, 2013, and will be hosted by William Yarmuth, Chief Executive Officer, and Steve Guenthner, President and Principal Financial Officer. To participate in the conference call, please dial 1-877-407-4018 (USA) or 1-201-689-8471 (International).  In addition, a dial-up replay of the conference call will be available beginning February 27, 2013 at 2:00 p.m. ET and ending on March 13, 2013. The replay telephone number is 1-877-870-5176 (USA) or 1-858-384-5517 (International). Passcode 409361.  A live Web cast of the call will also be available from the Investor Relations section of the corporate Web site at http://www.almostfamily.com. A Web cast replay can be accessed on the corporate Web site beginning February 27, 2013 at approximately 2:00 p.m. ET and will remain available until March 27, 2013.

Almost Family Reports Fourth Quarter and Full Year 2012 Results

February 27, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net service revenues	$86,554	$89,331	$348,524	$339,853
Cost of service revenues (excluding depreciation & amortization)	45,252	45,126	180,824	167,066
Gross margin	41,302	44,205	167,700	172,787
General and administrative expenses:
Salaries and benefits	24,793	24,744	98,441	97,526
Other	10,305	10,869	40,715	40,700
Total general and administrative expenses	35,098	35,613	139,156	138,226
Operating income	6,204	8,592	28,544	34,561
Interest expense, net	(17)	(39)	(104)	(180)
Income before income taxes	6,187	8,553	28,440	34,381
Income tax expense	(2,482)	(3,248)	(11,156)	(13,579)
Net income	$3,705	$5,305	$17,284	$20,802

Per share amounts-basic:
Average shares outstanding	9,280	9,296	9,285	9,278
Net income	$0.40	$0.57	$1.86	$2.24

Per share amounts-diluted:
Average shares outstanding	9,313	9,328	9,324	9,360
Net income	$0.40	$0.57	$1.85	$2.22

Almost Family Reports Fourth Quarter and Full Year 2012 Results

February 27, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2012
ASSETS	(UNAUDITED)	December 31, 2011
CURRENT ASSETS:
Cash and cash equivalents	$26,120	$33,693
Accounts receivable - net	49,971	45,166
Prepaid expenses and other current assets	7,021	6,221
Deferred tax assets	6,580	7,470
TOTAL CURRENT ASSETS	89,692	92,550

PROPERTY AND EQUIPMENT - NET	5,401	5,229
GOODWILL	133,418	132,653
OTHER INTANGIBLE ASSETS	19,967	19,709
OTHER ASSETS	781	1,019
	$249,259	$251,160

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,599	$6,489
Accrued other liabilities	21,874	21,467
Current portion - capital leases and notes payable	625	1,200
TOTAL CURRENT LIABILITIES	27,098	29,156

LONG-TERM LIABILITIES:
Notes payable	500	1,125
Deferred tax liabilities	16,785	13,630
Other liabilities	561	952
TOTAL LONG-TERM LIABILITIES	17,846	15,707
TOTAL LIABILITIES	44,944	44,863

STOCKHOLDERS' EQUITY:
Preferred stock, par value $0.05; authorized
2,000 shares; none issued or outstanding	-	-
Common stock, par value $0.10; authorized
25,000; 9,421 and 9,381
issued and outstanding	942	938
Treasury stock, at cost, 91 and 13 shares	(2,320)	(431)
Additional paid-in capital	101,945	100,678
Retained earnings	103,748	105,112
TOTAL STOCKHOLDERS' EQUITY	204,315	206,297
	$249,259	$251,160

Almost Family Reports Fourth Quarter and Full Year 2012 Results

February 27, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(In thousands)
	Year Ended December 31,
	2012	2011
Cash flows from operating activities:
Net income	$17,284	$20,802
Adjustments to reconcile income to net cash provided by operating activities:
Depreciation and amortization	2,578	2,816
Provision for uncollectible accounts	2,825	2,355
Stock-based compensation	1,473	1,422
Deferred income taxes	3,753	4,371
	27,913	31,766
Change in certain net assets and liabilities, net of the effects of acquisitions:
(Increase) decrease in:
Accounts receivable	(8,228)	(1,641)
Prepaid expenses and other current assets	(1,137)	633
Other assets	236	252
(Decrease) increase in:
Accounts payable and accrued expenses	(1,751)	(5,075)
Net cash provided by operating activities	17,033	25,935

Cash flows from investing activities:
Capital expenditures	(2,487)	(2,890)
Acquisitions, net of cash acquired	(538)	(38,064)
Net cash used in investing activities	(3,025)	(40,954)

Cash flows from financing activities:
Proceeds from exercise of stock options	70	288
Purchase of common stock in connection with share awards	(1,889)	(440)
Tax benefit from stock-based compensation	-	1,614
Payment of special dividend	(18,562)	-
Principal payments on notes payable	(1,200)	(693)
Net cash used in financing activities	(21,581)	769

Net change in cash and cash equivalents	(7,573)	(14,250)
Cash and cash equivalents at beginning of period	33,693	47,943
Cash and cash equivalents at end of period	$26,120	$33,693

Summary of non-cash investing and financing activities:
Settlement of Directors Deferred Compensation Plan	$-	$501
Acquisitions funded by notes payable	$-	$1,000
Dividends declared, not paid	$86	$-

Almost Family Reports Fourth Quarter and Full Year 2012 Results

February 27, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Three Months Ended December 31,
	2012		2011		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$67,279	77.7%	$69,801	78.1%	$(2,522)	-3.6%
Personal Care	19,275	22.3%	19,530	21.9%	(255)	-1.3%
	86,554	100.0%	89,331	100.0%	(2,777)	-3.1%
Operating income before corporate expenses:
Visiting Nurse	8,726	13.0%	10,740	15.4%	(2,014)	-18.8%
Personal Care	2,446	12.7%	3,264	16.7%	(818)	-25.1%
	11,172	12.9%	14,004	15.7%	(2,832)	-20.2%
Corporate expenses	4,968	5.7%	5,412	6.1%	(444)	-8.2%
Operating income	6,204	7.2%	8,592	9.6%	(2,388)	-27.8%
Interest expense, net	(17)	0.0%	(39)	0.0%	22	-56.4%
Income tax expense	(2,482)	-2.9%	(3,248)	-3.6%	766	-23.6%
Net income	$3,705	4.3%	$5,305	5.9%	$(1,600)	-30.2%

EBITDA	$7,217	8.3%	$9,621	10.8%	$(2,404)	-25.0%

ALMOST FAMILY, INC. AND SUBSIDIARIES
RESULTS OF OPERATIONS
(UNAUDITED)
(In thousands)

	Year Ended December 31,
	2012		2011		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Net service revenues:
Visiting Nurse	$271,477	77.9%	$283,596	83.4%	$(12,119)	-4.3%
Personal Care	77,047	22.1%	56,257	16.6%	20,790	37.0%
	348,524	100.0%	339,853	100.0%	8,671	2.6%
Operating income before corporate expenses:
Visiting Nurse	39,424	14.5%	45,744	16.1%	(6,320)	-13.8%
Personal Care	10,029	13.0%	8,682	15.4%	1,347	15.5%
	49,453	14.2%	54,426	16.0%	(4,973)	-9.1%
Corporate expenses	20,909	6.0%	19,865	5.8%	1,044	5.3%
Operating income	28,544	8.2%	34,561	10.2%	(6,017)	-17.4%
Interest expense, net	(104)	0.0%	(180)	-0.1%	76	-42.2%
Income tax expense	(11,156)	-3.2%	(13,579)	-4.0%	2,423	-17.8%
Net income	$17,284	5.0%	$20,802	6.1%	$(3,518)	-16.9%

EBITDA	$32,595	9.4%	$38,799	11.4%	$(6,204)	-16.0%

Almost Family Reports Fourth Quarter and Full Year 2012 Results

February 27, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Three Months Ended December 31,
	2012		2011		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	106		106		-	0.0%

All payors:
Patients months	54,251		53,446		805	1.5%
Admissions	15,770		15,611		159	1.0%
Billable visits	474,340		475,097		(757)	-0.2%

Medicare Statistics (1):
Revenue (in thousands)	$60,396	89.8%	$64,393	92.3%	$(3,997)	-6.2%
Billable visits	384,806		400,718		(15,912)	-4.0%
Admissions	13,668		13,995		(327)	-2.3%
Recertifications	7,994		8,238		(244)	-3.0%
Episodes completed	21,184		21,845		(661)	-3.0%

Revenue per completed episode	$2,882		$2,996		$(114)	-3.8%
Visits per episode	17.8		18.2		(0.4)	-2.2%

(1) Episodic data which includes Medicare Advantage plans that pay episodically

PERSONAL CARE OPERATING METRICS

	Three Months Ended December 31,
	2012		2011		Change
	Amount		Amount		Amount	%
Average number of locations	61		60		1	1.7%

Admissions	1,072		1,019		53	5.2%
Patient months of care	17,280		17,091		189	1.1%
Patient days of care	263,854		255,581		8,273	3.2%
Billable hours	1,044,996		1,093,408		(48,412)	-4.4%
Revenue per billable hour	$18.44		$17.86		$0.58	3.2%

Almost Family Reports Fourth Quarter and Full Year 2012 Results

February 27, 2013

ALMOST FAMILY, INC. AND SUBSIDIARIES
VISITING NURSE SEGMENT OPERATING METRICS

	Year Ended December 30,
	2012		2011		Change
	Amount	% Rev	Amount	% Rev	Amount	%
Average number of locations	108		98		10	10.2%

All payors:
Patients months	217,563		215,342		2,221	1.0%
Admissions	63,164		61,775		1,389	2.2%
Billable visits	1,890,103		1,935,967		(45,864)	-2.4%

Medicare Statistics (1):
Revenue (in thousands)	$246,329	90.7%	$261,960	92.4%	$(15,631)	-6.0%
Billable visits	1,544,958		1,616,288		(71,330)	-4.4%
Admissions	55,369		56,007		(638)	-1.1%
Recertifications	31,862		32,549		(687)	-2.1%
Episodes completed	86,686		87,533		(847)	-1.0%

Revenue per completed episode	$2,850		$3,002		$(152)	-5.1%
Visits per episode	17.5		18.1		(0.6)	-3.3%

(1) Episodic data which includes Medicare Advantage plans that pay episodically

PERSONAL CARE OPERATING METRICS

	Year Ended December 30,
	2012		2011		Change
	Amount		Amount		Amount	%
Average number of locations	60		30		30	100.0%

Admissions	4,319		3,262		1,057	32.4%
Patient months of care	69,304		53,802		15,502	28.8%
Patient days of care	1,017,530		755,002		262,528	34.8%
Billable hours	4,202,386		3,120,715		1,081,671	34.7%
Revenue per billable hour	$18.33		$18.03		$0.30	1.7%

Almost Family Reports Fourth Quarter and Full Year 2012 Results

February 27, 2013

Non-GAAP Financial Measure
The information provided in some of the tables in this release includes certain non-GAAP financial measures as defined under SEC rules.  In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

EBITDA
Earnings before interest, income taxes, depreciation and amortization (EBITDA) is not a measure of financial performance under accounting principles generally accepted in the United States of America.  It should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA are significant components in understanding and evaluating financial performance and liquidity. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in certain covenants contained in our credit agreement.

The following tables set forth a reconciliation of net income to EBITDA:

ALMOST FAMILY, INC. AND SUBSIDIARIES
RECONCILIATION OF EBITDA
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net income	$3,705	$5,305	$17,284	$20,802
Add back:
Interest expense	17	39	104	180
Income tax expense	2,482	3,248	11,156	13,579
Depreciation and amortization	667	646	2,578	2,816
Amortization of stock-based compensation	346	383	1,473	1,422
Earnings before interest, income taxes, depreciation and amortization (EBITDA)	$7,217	$9,621	$32,595	$38,799

About Almost Family
Almost Family, Inc., founded in 1976, is a leading regional provider of home health nursing and personal care services with locations in Florida, Ohio, Kentucky, Connecticut, New Jersey, Massachusetts, Missouri, Alabama, Illinois, Pennsylvania and Indiana (in order of revenue significance).  Almost Family, Inc. and its subsidiaries operate a Medicare-certified segment and a personal care segment.  Altogether, Almost Family operates over 160 branch locations in 11 U.S. states.

Almost Family Reports Fourth Quarter and Full Year 2012 Results

February 27, 2013

Forward Looking Statements
All statements, other than statements of historical facts, included in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "may," "will," "expect," "believe," "estimate," "project," "anticipate," "continue," or similar terms, variations of those terms or the negative of those terms. These forward-looking statements are based on the Company's current plans, expectations and projections about future events.

Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The potential risks and uncertainties which could cause actual results to differ materially include: regulatory approvals or Fourth party consents may not be obtained; the impact of further changes in healthcare reimbursement systems, including the ultimate outcome of potential changes to Medicare reimbursement for home health services and to Medicaid reimbursement due to state budget shortfalls; the ability of the Company to maintain its level of operating performance and achieve its cost control objectives; changes in our relationships with referral sources; the ability of the Company to integrate acquired operations including obtaining synergies, integration objectives and anticipated timelines; government regulation; health care reform; pricing pressures from Medicare, Medicaid and other Fourth-party payers; changes in laws and interpretations of laws relating to the healthcare industry; and the Company’s self-insurance risks.  For a more complete discussion regarding these and other factors which could affect the Company's financial performance, refer to the Company's various filings with the Securities and Exchange Commission, including its filing on Form 10-K for the year ended December 31, 2012, in particular information under the headings "Special Caution Regarding Forward-Looking Statements" and “Risk Factors.” The Company undertakes no obligation to update or revise its forward-looking statements.